EXHIBIT 99.2

January 7, 2008

Mr. Bill Luther
Chief Executive Officer
Lescarden, Inc.
420 Lexington Avenue
New York, NY 10170

Dear Mr. Luther:

Effective October 3, 2007, the partners of Goldstein Golub Kessler LLP (GGK), became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement. As a result of this transaction, the client-auditor relationship between Lescarden, Inc. (Commission File Number 000-0058822) and GGK, independent registered public accounting firm, has ceased effective January 7, 2008.

Sincerely,

GOLDSTEIN GOLUB KESSLER LLP

cc:	PCAOB Letter File
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561